Exhibit 1.1

Search Date and Time: July 14, 2004 03:04 PM Pacific Time

Ministry of Finance Corporate and Personal Property Registries	Mailing Address: PO BOX 9431 Stn Prov Govt Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St Victoria BC 250 356-8626
www.corporateonline.gov.bc.ca

Continuation
Application

   Form 16
BUSINESS CORPORATIONS ACT
Section 302

FILING DETAILS:	Continuation Application for: GREAT PANTHER RESOURCES LIMITED
Incorporation Number: C0699467
File Date and Time:	July 9, 2004 02:42 PM Pacific Time
Recognition Date and Time:	Continuation into British Columbia July 9, 2004 02:42 PM Pacific Time

CONTINUATION APPLICATION

Name Reservation Number:                                          Name Reserved:
NR9157466                                                         GREAT PANTHER RESOURCES LIMITED

PREVIOUS FOREIGN JURISDICTION INFORMATION

Identifying Number in Foreign Jurisdiction:                       Name in Foreign Jurisdiction:
30310                                                             Great Panther Resources Limited

Date of Incorporation, Continuation, or                           Foreign Jurisdiction:
Amalgamation in Foreign Jurisdiction:                             YUKON
March 22, 1996

EXTRAPROVINCIAL REGISTRATION INFORMATION

Previous Registration Number in BC:                               Extraprovincial Company's Name in BC:
A0043407                                                          GREAT PANTHER RESOURCES LIMITED

Authorization for Continuation

The authorization for the continuation into BC from the foreign corporation's jurisdiction was filed.

                                                       NOTICE OF ARTICLES

Name of Company:

GREAT PANTHER RESOURCES LIMITED

REGISTERED OFFICE INFORMATION

Mailing Address:                                                  Delivery Address:
PENTHOUSE 1                                                       PENTHOUSE 1
945 MARINE DRIVE                                                  945 MARINE DRIVE
WEST VANCOUVER BC V7T 1A8                                         WEST VANCOUVER BC V7T 1A8

RECORDS OFFICE INFORMATION

Mailing Address:                                                  Delivery Address:
PENTHOUSE 1                                                       PENTHOUSE 1
945 MARINE DRIVE                                                  945 MARINE DRIVE
WEST VANCOUVER BC V7T 1A8                                         WEST VANCOUVER BC V7T 1A8

DIRECTOR INFORMATION
Last Name, First Name Middle Name: ARCHER, ROBERT ALEXANDER
Mailing Address: 2100-1177 WEST HASTINGS STREET VANCOUVER BC V6E 2K3	Delivery Address: 2100-1177 WEST HASTINGS STREET VANCOUVER BC V6E 2K3

Last Name, First Name Middle Name: FOY, KAARE GLENNE
Mailing Address: 2100-1177 WEST HASTINGS STREET VANCOUVER BC V6E 2K3	Delivery Address: 2100-1177 WEST HASTINGS STREET VANCOUVER BC V6E 2K3

Last Name, First Name Middle Name: KOPCHEFF, JOHN TRIFON
Mailing Address: 36TH FLOOR, EXCHANGE PLAZA 2 THE ESPLANADE PERTH, WESTERN AUSTRALIA 6000 AUSTRALIA	Delivery Address: 36TH FLOOR, EXCHANGE PLAZA 2 THE ESPLANADE PERTH, WESTERN AUSTRALIA 6000 AUSTRALIA

Last Name, First Name Middle Name: BURNE, MALCOLM ALEC
Mailing Address: 56 EGHAM ROAD EGHAM, SURREY TW20-9L UNITED KINGDOM	Delivery Address: 56 EGHAM ROAD EGHAM, SURREY TW20-9L UNITED KINGDOM

AUTHORIZED SHARE STRUCTURE
1. No Maximum	COMMON Shares	Without Par Value
Without Special Rights orRestrictions attached

AUTHORIZED SHARE STRUCTURE
2. No Maximum	CLASS A PREFERRED Shares	Without Par Value
Without Special Rights orRestrictions attached

AUTHORIZED SHARE STRUCTURE
3. No Maximum	CLASS B PREFERRED Shares	Without Par Value
Without Special Rights orRestrictions attached